Exhibit 23.1
                                                                  ------------





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in Post Effective Amendment No. 2 to Registration Statement
No. 333-00019 of our reports dated January 30, 1996, included in Fort Howard Corporation's Form 10-K for the year ended December 31, 1995, and our report dated May 11, 1995, included in Fort Howard Corporation's Form 11-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



                                          ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin,
March 21, 1996.